SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: July 15, 2005

ACT Teleconferencing, Inc.

(Exact name of registrant as specified in its charter)

Colorado	0-27560	84-1132665
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1526 Cole Boulevard, Suite 300, Golden, Colorado	80401
(Address of principal executive offices)	Zip Code

(303) 233-3500

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c) )

Item 1.01. Entry into a Material Definitive Agreement.

On July 15, 2005, ACT Teleconferencing, Inc. (the “Company”), entered into a Loan Agreement (the “Agreement”) with Dolphin Direct Equity Partners, LP and its assignees (“Dolphin”), pursuant to which the Company received interim financing in the amount of $1.5 million to be used primarily for working capital purposes. The loan bears interest at a rate of 15%, and matures on the earliest of (i) the initial closing date of the Company’s sale of Series AA preferred stock pursuant to the terms of the Securities Purchase Agreement the Company has entered into with Dolphin; (ii) the termination of the Securities Purchase Agreement; and (iii) January 18, 2006. The loan will be repaid from the proceeds of the initial closing under the Securities Purchase Agreement assuming the Company’s shareholders approve the sale of Series AA preferred stock and other conditions to closing are satisfied.

The loan is secured by a second-priority lien on substantially all of the assets of the Company’s U.S. operating subsidiaries, subject to the first-priority lien held by the Company’s senior lenders.

Item 9.01 Financial Statements and Exhibits

On July 20, 2005, ACT Teleconferencing, Inc. (the “Company”) issued a press release relating to its entry into the Agreement, as described in more detail in Item 1.01. This press release is furnished as Exhibit 99.1 to this current report on Form 8-K. The Exhibit Index of this current report on Form 8-K lists the exhibits that are hereby filed or incorporated by reference.

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACT Teleconferencing, Inc.
(Registrant)

Date: July 21, 2005	By:	/s/ Gene Warren
Gene Warren
Chief Executive Officer

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Exhibit Index

(All exhibits are filed electronically)

Exhibit 10.1 – Loan Agreement

Exhibit 10.2 – Pledge Agreement

Exhibit 10.3 – Security Agreement

Exhibit 10.4 – Term Promissory Note

Exhibit 99.1 – Press release dated July 20, 2005

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